UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): August 15, 2011 (August 10, 2011)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 Mississauga Road
Mississauga, Ontario	L5N 8M5
Canada	(Zip Code)
(Address of principal executive offices)
(905) 286-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On August 10, 2011, Valeant Pharmaceuticals International, Inc.’s (“Valeant”) subsidiary Valeant Pharmaceuticals International (“VPI”) entered into the Amended and Restated Credit and Guaranty Agreement (the “Credit Agreement”) with Valeant and certain subsidiaries of Valeant, as Guarantors, each of the lenders named therein, Goldman Sachs Lending Partners LLC (“GSLP”) as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, and GSLP, as Administrative Agent and Collateral Agent. The Credit Agreement amends and restates the terms of a credit agreement entered into on June 29, 2011 (the “Original Credit Agreement”), which provided for a one-and-one half-year $200 million senior secured revolving credit facility including a sublimit for the issuance of standby and commercial letters of credit and a sublimit for swing line loans (the “Revolving Credit Facility”). The Credit Agreement was entered into pursuant to an Amendment No. 1 to Credit and Guaranty Agreement, dated as of August 10, 2011, which amends the Original Credit Agreement. The Revolving Credit Facility remains in effect under the Credit Agreement, which additionally provides for a three-month $650 million senior secured term loan facility (the “Bridge Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). The Credit Agreement contains an uncommitted incremental term loan facility, pursuant to which one or more existing lenders or other lenders, at their sole discretion and subject to certain conditions, may provide to an additional $500 million in term loans under the Bridge Facility upon the Borrower’s request.
     The loans under the Credit Facilities may be made to, and the letters of credit under the Revolving Credit Facility may be issued on behalf of, VPI. All borrowings under the Credit Facilities are subject to the satisfaction of customary conditions, including the absence of a default or an event of default and the accuracy in all material respects of representations and warranties. As of August 9, 2011, $200 million in aggregate principal amount in revolving loans was outstanding under the Revolving Credit Facility.
     Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at VPI’s option, either (a) a base rate determined by reference to the higher of (1) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section, as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period adjusted for certain additional costs plus 1% or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin for borrowings under the Revolving Credit Facility is 2.00% with respect to base rate borrowings and 3.00% with respect to LIBO rate borrowings.
     Term loans under the Bridge Facility bear interest at a rate per annum equal to, at VPI’s option, either (a) a base rate determined by reference to the higher of (1) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section, as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period adjusted for certain additional costs plus 1% (provided that the base rate in respect of the term loans shall at no time be less than 2%) or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs (provided that the LIBO rate in respect of the term loans shall at no time be less than 1%), in each case plus an applicable margin. The applicable margin for term loans under the Bridge Facility is 2.00% with respect to base rate borrowings and 3.00% with respect to LIBO rate borrowings.
     In addition to paying interest on outstanding principal under the Credit Facilities, VPI is required to pay a commitment fee of 0.75% per annum in respect of the unutilized commitments under the Revolving Facility, payable quarterly in arrears. VPI also is required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on LIBO rate borrowings under the Revolving Credit Facility on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit fees and agency fees.
     Subject to certain exceptions and customary baskets set forth in the Credit Agreement, VPI is required to make mandatory prepayments of the loans under the Credit Facilities, on a pro rata basis, under certain circumstances, including from (1) 100% of net cash proceeds from asset sales outside the ordinary course of business, (2) 100% of the net cash proceeds of insurance and condemnation proceeds for property or asset losses

(subject to reinvestment rights and net proceeds threshold), (3) 100% of the net cash proceeds from the issuance of equity securities, and (4) 100% of the net cash proceeds from the incurrence of debt.
     VPI is permitted to voluntarily reduce the unutilized portion of the revolving commitment amount and repay outstanding loans under the Revolving Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans. VPI is permitted to voluntarily reduce the term loan commitment amount and repay outstanding loans under the Bridge Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans.
     The Revolving Credit Facility matures on December 29, 2012 and does not amortize. The Bridge Facility matures on December 15, 2011 and does not amortize.
     VPI’s obligations under the Credit Facilities, as well as certain hedging arrangements and cash management arrangements entered into with lenders under the Credit Facilities (or affiliates thereof), are guaranteed by Valeant and the same guarantors under Valeant’s indentures.
     VPI’s obligations and the obligations of the guarantors under the Credit Facilities and certain hedging arrangements and cash management arrangements entered into with lenders under the Credit Facilities (or affiliates thereof) are secured by first-priority security interests in substantially all tangible and intangible assets of VPI and the guarantors, including 100% of the capital stock of VPI and each domestic subsidiary of VPI, 65% of the capital stock of each foreign subsidiary of VPI that is directly owned by VPI or a guarantor, and 100% of the capital stock of VPI and each other subsidiary of Valeant (other than VPI ’s subsidiaries) that is owned by a guarantor, in each case subject to certain exclusions set forth in the credit documentation governing the Credit Facilities.
     The Credit Facilities contain a number of covenants that, among other things and subject to certain exceptions, restrict VPI’s ability and the ability of Valeant and its subsidiaries to:
•	incur additional indebtedness;

•	create liens;

•	enter into agreements and other arrangements that include negative pledge clauses;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•	create restrictions on the payment of dividends or other distributions by subsidiaries;

•	make investments, loans, advances and acquisitions;

•	merge, amalgamate or sell assets, including equity interests of the subsidiaries;

•	enter into sale and leaseback transactions;

•	engage in transactions with affiliates;

•	enter into new lines of business; and

•	enter into amendments of or waivers under subordinated indebtedness, organizational documents and certain other material agreements.
     The Credit Agreement requires that, at any time that loans, letters of credit or term loan commitments are outstanding and as a condition to borrowing, VPI maintain a maximum leverage ratio of 4.75:1.00 as of the last day of each fiscal quarter.
     The Credit Agreement also contains certain customary affirmative covenants and events of default. If an event of default, as specified in the Credit Agreement, shall occur and be continuing, VPI may be required to repay all amounts outstanding under the Credit Facilities.

     On August 12, 2011, VPI and GSLP entered into an Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, which cures an ambiguity and typographical error in the Credit Agreement.
     The foregoing summary of the Credit Facilities is not complete and is qualified in its entirety by the full and complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit
No.	Description

10.1	Amended and Restated Credit and Guaranty Agreement of Valeant Pharmaceuticals International, dated as of August 10, 2011

10.2	Amendment No. 1 to Credit and Guaranty Agreement of Valeant Pharmaceuticals International, dated as of August 10, 2011

10.3	Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement of Valeant Pharmaceuticals International, dated as of August 12, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
By:	/s/ Robert R. Chai-Onn
	Name:	Robert R. Chai-Onn
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: August 12, 2011

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amended and Restated Credit and Guaranty Agreement of Valeant Pharmaceuticals International, Inc., dated as of August 10, 2011
10.2	Amendment No. 1 to Credit and Guaranty Agreement of Valeant Pharmaceuticals International, dated as of August 10, 2011
10.3	Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement of Valeant Pharmaceuticals International, dated as of August 12, 2011